Exhibit 10(m)


                                    2nd JULY 1996






                         EASTERN MERCHANT PROPERTIES LIMITED



                         EASTERN MERCHANT GENERATION LIMITED



                            ------------------------------

                                      UNDERLEASE

                              of commercial premises at

                        High Marnham, Newark, Nottinghamshire

                            ------------------------------








                                  Slaughter and May,
                                35 Basinghall Street,
                                   London EC2V 5DB

                                             CONTENTS

               CLAUSE                                                  PAGE

          1.   INTERPRETATION . . . . . . . . . . . . . . . . . . . . .   1

          2.   DEMISE AND RENT  . . . . . . . . . . . . . . . . . . . .   6

          3.   GENERATION'S COVENANTS . . . . . . . . . . . . . . . . .   6

          4.   PROPERTIES' COVENANTS  . . . . . . . . . . . . . . . . .   6

          5.   PROVISOS . . . . . . . . . . . . . . . . . . . . . . . .   7

               SCHEDULE 1 . . . . . . . . . . . . . . . . . . . . . . .   8
                    Part 1 The Demised Premises   . . . . . . . . . . .   8
                    Part 2 The Estate   . . . . . . . . . . . . . . . .   8
                    Part 3 Rights Granted   . . . . . . . . . . . . . .   8
                    Part 4 Rights Excepted and Reserved   . . . . . . .  10
                    Part 5 Documents referred to in Clause 2  . . . . .  14
                    Part 6 Ash Pipeline Documents referred to in
                           clause 2   . . . . . . . . . . . . . . . . .  16
                    Part 7 Permits and other documents referred to in
                           clause 2   . . . . . . . . . . . . . . . . .  17

          SCHEDULE 2:  (not used) . . . . . . . . . . . . . . . . . . .  19

          SCHEDULE 3:  Generation's Covenants . . . . . . . . . . . . .  20

          SCHEDULE 4:  Properties' Covenants  . . . . . . . . . . . . .  28

          SCHEDULE 5:  Decommissioning Arrangements . . . . . . . . . .  29

          SCHEDULE 6:  Provisos Agreements and Declarations . . . . . .  30

          SCHEDULE 7  . . . . . . . . . . . . . . . . . . . . . . . . .  33
               Part 1      Mobile Equipment   . . . . . . . . . . . . .  33
               Part 2      Strategic Spares   . . . . . . . . . . . . .  33

          SCHEDULE 8  . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                  H.M. LAND REGISTRY

                          LAND REGISTRATION ACTS 1925 - 1986


          County and District :         Nottinghamshire, Newark & Sherwood


          Title Number        :


          Property            :         High Marnham Power Station


          THIS UNDERLEASE is made on 2nd July 1996


          BETWEEN:

          EASTERN MERCHANT PROPERTIES LIMITED (registered in England and Wales with number 3181383), whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk 1P9 2AQ
          ("Properties"), and

          EASTERN MERCHANT GENERATION LIMITED (registered in England and Wales with number 3116225) whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk 1P9 2AQ
          ("Generation")

          NOW THIS DEED WITNESSES as follows:

          1.   INTERPRETATION

          1.1  Definitions

               In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

               "Acts" means Environmental Laws, Planning Acts and any statutes, statutory instruments, directives, regulations and bye-laws which are relevant to the Demised Premises;

               "Agreement for Lease" means the agreement dated 22 November 1995 made between PowerGen (1) and Eastern Group plc (2) (as amended by a Deed of Variation dated 2nd July made between the same parties as that agreement) pursuant to which, inter alia, the Headlease was granted;

               "Basic Rent" means the clear yearly rent of Five Hundred Pounds (pound sterling 500);

               "CEGB" means Central Electricity Generating Board;

               "Clawback" means any financial liability arising from the Clawback Debenture;

               "Clawback Debenture" means the debenture dated 2 November 1990 made between PowerGen (1) and The Secretary of State for Energy (2);

               "Demised Premises" means the land and buildings comprising High Marnham power station more particularly described in
               Part 1 of Schedule 1 and any part together with all buildings now or hereafter during the Term constructed or erected thereon, all additions, alterations and improvements thereto and the fixtures, fittings, plant, equipment and machinery therein (other than tenant's and trade fixtures and fittings and any plant, machinery and equipment belonging to, or acknowledged by PowerGen, Properties or Generation as belonging to, The National Grid Company plc or East Midlands Electricity plc) and the Mobile Equipment and the Strategic Spares;

               "Drakelow Lease" means the lease of premises comprising Drakelow Power Station, Burton-on-Trent, Staffordshire dated the same date as this Lease and made between PowerGen (1) and Properties (2);

               "Environment" means all, or any, of the following media, namely the air (including without limitation the air within buildings and the air within other natural or man-made structures above or below ground), water and land and any living organisms or systems supported by those media;

               "Environmental Laws" means the following:

               (a) all international, European, Union, national or local treaties, statutes, directives, legislation, common law or other laws concerning Environmental Matters and all regulations and subordinate legislation made thereunder which are in force at the date of this Lease;

               (b) sections 78A - 78Y of the Environmental Act 1990 as amended and section 161 (as amended) of the Water Resources Act 1990; and

               (c) judicial and administrative interpretation of the foregoing.

               "Environmental Covenant" means the agreement to pay certain sums in relation to Environmental Liabilities or Remedial Works given by PowerGen to Eastern Group plc pursuant to clause 11 of the Agreement for Lease;

               "Environmental Liabilities" means liabilities under Environmental Laws in relation to Environmental Matters including monetary claim, award, fine, sums agreed by way of settlement, legal and/or consultants fees or liability to make good, repair, reinstate, treat or clean up the Demised Premises or (insofar as it is affected by the operation of the generation of electricity carried on from the Demised Premises) the Environment in the vicinity of the Demised Premises;

               "Environmental Matters" means:

               (a) the disposal, release, spillage, deposit, escape, discharge, leak or emission of, contact with, and exposure of, any person to Hazardous Materials or Waste;

               (b) the creation of any noise, vibration, radiation, common law or statutory nuisance, or other adverse impact on the Environment;

               (c) any other matters relating to the condition, protection, maintenance, restoration or replacement of the Environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, keeping, handling, use (including as a building material), possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Materials or Waste;

               "Estate" means the land and premises belonging to PowerGen more particularly described in Part 2 of Schedule 1:

               "Generation" includes its successors in title and assigns;

               "Handover Date" means the date being the later of (a) three months after Generation shall have notified Properties and PowerGen in writing that it has ceased using the Demised Premises for the generation of electricity and (b) one month after formal notification has been received by Properties and PowerGen that the power station within the Demised Premises has been electrically disconnected from the 275kV/400kV substation adjoining the Demised Premises;

               "Hazardous Materials" means anything which alone or in combination with others is capable of causing harm or damage to property or to man or any other organism supported by the Environment including, without limitation, hazardous substances, pollutant. contaminants, petroleum, petroleum products and radio active materials;

               "Headlease" means the Lease of even date made between PowerGen and Properties pursuant to which Properties holds the Demised Premises;

               "Mobile Equipment" means the plant, machinery and equipment listed in Part 1 of Schedule 7;

               "Mobile Equipment Rent" means the clear yearly rent of Twenty Thousand Pounds (pound sterling 20,000) payable in respect of the Mobile Equipment;

               "NGC" means The National Grid Company plc;

               "Perpetuity Period" means the period expiring on the sooner of eighty years from the date hereof and the Termination of the Term;

               "Planning Acts" means the Town & Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Local Government and the Land Act 1980, the Local Government (Miscellaneous Provisions) Act 1982, the Housing and Planning Act 1986 and any Act for the time being in force of a similar nature and any laws and regulations intended to control or regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the national heritage;

               "PowerGen" means PowerGen plc (registered in England and Wales with number 2366970 whose registered office is at 53 New Broad Street, London EC2M 1JJ) and includes the estate owners for the time being of the reversion immediately expectant on the termination of the Headlease;

               "Prescribed Rate" means two per centum per annum above the Screen Rate, such rate to apply as well as before any judgment;

               "Properties" includes the estate owners for the time being of the reversion immediately expectant on the Termination of the Term;

               "Rent" means thirty-one million two hundred and fifty thousand pounds (pound sterling 31,250,000) per annum until the expiration of the eighth year of the Term and thereafter during the residue of the Term the Basic Rent (subject to review in accordance with the terms of Schedule 8);

               "Rent Days" means 25th March, 24th June, 29th September and 25th December in each year and "Relevant Rent Day" shall be construed accordingly;

               "Retained Land" means that part of the Estate which is not part of the Demised Premises;

               "Screen Rate" means, in relation to any relevant period for which an interest calculation is to be made, the arithmetic mean (rounded to three decimal places with the mid-point rounded up) of the offered quotations in Pounds Sterling for that period which appear on the relevant page of the Reuter Monitor Money Rates Services at 11 a.m. (London time) on the first day of that period;

               "Strategic Spares" means the spare plant and equipment listed in Part 2 of Schedule 7 other than any such plant and equipment that has, prior to the date of this Lease, been affixed to the land and buildings otherwise comprised within the Demised Premises;

               "Term" means the term hereby granted;

               "Termination of the Term" means the determination of the Term whether by effluxion of time, re-entry or otherwise howsoever;

               "Value Added Tax" means Value Added Tax pursuant to the Value Added Tax Act 1994 and any other tax replacing or supplementing the same from time to time;

               "Waste" includes any unwanted or surplus substance irrespective of whether it is capable of being recycled or recovered or has any value.

          1.2  Construction

               This Lease shall, unless the context otherwise requires, be construed on the basis that:

               (A) where the Tenant for the time being comprises more than one person, covenants and obligations assumed by the Tenant shall be construed as made by all such persons jointly and severally;

               (B) the Term shall be deemed to commence for all purposes on the date of commencement specified in clause 2;

               (C) references to any Act of Parliament, order, instrument, regulation, direction or plan shall be deemed also to refer to any statutory or other modification or re-enactment thereof from time to time in force and to include any requirement having the force of law in the United Kingdom and any subordinate legislation, order, instrument, regulation, direction or plan from time to time in force made or issued thereunder or deriving validity therefrom or from any enactment repealed thereby or under any such modification or re-enactment;

               (D) any covenant on the part of Generation not to do any act or thing shall include an obligation on the part of Generation to use reasonable endeavours not to permit or suffer such act or thing;

               (E) words denoting one gender include the other genders and words denoting persons include firms and corporations and vice versa;

               (F) clause, Schedule, Appendix and paragraph headings shall not affect the interpretation of this Lease and references to any clause, Schedule, Appendix and paragraph are references to clauses, schedules, and appendix and paragraphs of this Lease;

               (G) reference to any right exercisable by Properties or any right exercisable by Generation in common with Properties shall be construed as including (where appropriate) the exercise of such right (i) by PowerGen and all persons authorised by PowerGen pursuant to the Headlease (ii) in common with all other persons having a like right and (iii) where under the terms of this Lease the consent of Properties is required for any matter or thing the consent of PowerGen under the terms of the Headlease shall also be required.

          2.   DEMISE AND RENT

               Properties HEREBY DEMISES unto Generation the Demised Premises TOGETHER WITH so far as Properties is able to grant the same the rights set out in Part 3 of Schedule 1 EXCEPTING AND RESERVING unto Properties and PowerGen and to all other persons from time to time entitled thereto the rights set out in Part 4 of Schedule 1 TO HOLD the Demised Premises unto Generation SUBJECT TO (and, where relevant and applicable, with the benefit of) the rights, covenants, obligations and other matters affecting the Demised Premises and all licenses, consents, permissions and agreements at the date of this Lease affecting the operation of the Demised Premises and the power station erected thereon and in particular (but without prejudice to the generality of the foregoing) those matters more particularly contained or referred to in the documents short particulars whereof are set out in Parts 5, 6 and 7 of Schedule 1 as far as the same relate to the Demised Premises and are subsisting and capable of taking effect for a term of ninety-nine (99) years (less three days) commencing on 2nd July 1996 YIELDING AND PAYING therefor unto Properties without deduction, set-off or counterclaim (except such as Generation may be required by law to deduct notwithstanding any stipulation to the contrary), (a) in relation to the Demised Premises (excluding the Mobile Equipment) yearly during the Term and so in proportion for any period less than a year, the Rent which shall be paid whether or not demanded in arrears by equal quarterly payments on each of the Rent Days and (b), in relation to the Mobile Equipment, yearly until the Handover Date and so in proportion for any period less than a year, the Mobile Equipment Rent which shall be paid whether or not demanded in arrears on 10 August in each year the first payment being made on 10 August 1997 in respect of the year ending 30 June 1997.

          3.   GENERATION'S COVENANTS

               Generation covenants with Properties in manner set out in
               Schedule 3.

          4.   PROPERTIES' COVENANTS

               Properties covenants with Generation in manner set out in
               Schedule 4.

          5.   PROVISOS

               It is agreed and declared in manner set out in Schedules 5 and 6.

          DULY DELIVERED AS A DEED on the date inserted on page 1.

                                      SCHEDULE 1

                                        Part 1
                                 The Demised Premises

          All those pieces or parcels of land edged red on Plan 1 annexed hereto and situate at and forming part of the Estate and known as High Marnham Power Station, Newark, Nottinghamshire together with the buildings, plant and other structures erected thereon and (i) including such part of the river bed adjacent to the land edged red on Plan 1 and (ii) such part of the land coloured green on Plan 1 being land under a roadbridge, in both cases as is vested in Properties at the date hereof.


                                        Part 2

                                      The Estate

           All those pieces or parcels of land edged blue on Plan 1 annexed hereto.


                                        Part 3

                                    Rights Granted

          The following rights (in common with Properties and PowerGen and all others now or hereafter entitled to the like rights):

          1.   Substation Rights

               The rights contained in Part II and in paragraph 2 of Part V of the Schedule to a lease of the 275kV/400kV substation adjoining the Demised Premises dated 31st March 1990 and made between PowerGen (1) and NGC (2);

          2.   Services

               The free and uninterrupted passage and running of water, soil, gas, electricity and pulverized fuel ash and furnace bottom ash, telephone and other services from and to the Demised Premises through and along all conduits mains, pipes, wires and cables or other conducting media and all or any other services now or hereafter during the Perpetuity Period provided for the Demised Premises and laid in under or over the Estate and any other adjoining or neighbouring land (if any) belonging to PowerGen or in under or over any other property across which PowerGen shall have rights to carry the same for the passage of surface water, ash slurry and sewage from and water gas electricity telecommunications and other services to and from the Demised Premises SUBJECT TO Generation maintaining, repairing, cleansing and renewing and replacing the same as and when necessary (in Generation's reasonable opinion) in order to keep the same in good and substantial repair and condition;

          3.   Entry for maintenance purposes

               The right to enter upon the Retained Land (and any other adjoining or neighbouring land over which Properties shall have rights of entry, insofar as Properties is able to grant such rights thereover), at all reasonable times on giving reasonable written notice to the Landlord (except in the case of emergency when no notice shall be required) with or without workmen and others and all necessary appliances and materials for the purposes of inspecting, maintaining, cleansing, repairing and renewing any boundary structures of the Demised Premises and to inspect and test maintain renew repair and make connections to the conducting media and drainage channel referred to in paragraphs 2, 6 and 8 of
               Part 3 of this Schedule and to exercise any of the rights granted to Generation and to comply with any of the obligations on the part of Generation pursuant to this Lease SUBJECT TO the persons exercising such rights causing as little damage as reasonably practicable to the Retained Land or such other adjoining or neighbouring land belonging to PowerGen or any other neighbouring or adjoining property and making good or procuring the making good of all damage to the fabric thereof thereby occasioned;

          4.   Emergency access

               A right of way over the Retained Land and/or any other adjoining or neighbouring land belonging to PowerGen or over which PowerGen shall have such rights in the event of fire or other emergency);

          5.   Footbridge

               A right of pedestrian access over under or along the footbridge coloured yellow on Plan 1;

          6.   Water pipelines and drainage ditches

               Without prejudice to the generality of paragraph 2 above to use the water pipelines serving the Demised Premises and running from the pumphouse to the remainder of the Demised Premises under the Retained Land such pipelines to be used for the passage of water from such pumphouse to High Marnham Power Station and to use the drainage channel crossing both the Demised Premises and the Retained Land insofar as they are not included in the demise;

          7.   Railside track

               The right to pass and repass at all times with or without vehicles or other plant machinery equipment or otherwise for all purposes connected with access to and egress from that part of the Demised Premises to the south of the road bridge over the track coloured purple on Plan 1;

          8.   Ash pipelines

               A right of passage of ash pipelines over, under or along the footbridge coloured yellow on Plan 1;

          9.   Works to and use of adjoining premises

               At all times during the Term without reference to Properties or PowerGen or making any compensation to Properties therefor to:

               (a) execute or permit or suffer the execution of works or alterations on or to the Demised Premises or the demolition, rebuilding, alteration or extension of any buildings or structures now or hereafter erected on such Demised Premises;

               (b) use or deal with the Demised Premises and such buildings and premises thereon in such manner as Generation may in its absolute discretion think fit;

               provided that such rights shall be exercised so as to cause as little inconvenience to PowerGen as is reasonably practicable and any physical damage caused to the Retained Land as a result of the exercise of such rights shall be made good to the reasonable satisfaction of PowerGen at the expense of the person causing such damage.


                                        Part 4

                             Rights Excepted and Reserved

          1.   Services

               The free and uninterrupted passage and running of water, soil, gas, electricity, telecommunications and other services from and to all other buildings and premises on the Retained Land through and along all conduits, pipes, drains, channels, watercourses, sewers, wires and cables or other conducting media which are now or may hereafter during the Perpetuity Period be in over or under the Demised Premises together with the right to connect into the same;

          2.   Entry for works and for purposes of this Lease

               The right to enter the Demised Premises at all times in case of emergency and otherwise at all reasonable times on reasonable notice with or without workmen and others and all necessary appliances and materials for the purpose of:

               (a) inspecting, maintaining, cleansing, repairing, altering, testing, renewing and replacing, laying and making connections to the said ducts, conduits, pipes, drains, channels, watercourses, sewers, wires, and cables and other conducting media and all connections serving the Retained Land;

               (b) carrying out all works, operations or acts or doing any thing whatsoever comprised within PowerGen's obligations in respect of the Estate or (whether or not within the same) for which Generation is liable hereunder to make a contribution; and

               (c) for any purpose mentioned in paragraph 5 of Schedule 3 to the Clawback Debenture or in any of the documents mentioned in Part 5 of this Schedule the persons exercising such rights causing as little damage as reasonably practicable to the Demised Premises and making good or procuring the making good of all damage to the fabric thereof thereby occasioned;

          3.   General Access

               A right to pass and repass at all reasonable times and for all purposes connected with access to and egress from the Retained Land over roads and paths designated from time to time by Generation for the purpose subject to all and any reasonable regulations as to direction of traffic flow thereover or other traffic control arrangements notified by Generation to PowerGen in writing;

          4.   Works to and use of adjoining premises

               At all times during the Term without reference to
               Generation:

               (a) execute or permit or suffer the execution of works or alterations on or to the Retained Land or the demolition, rebuilding, alteration or extension of any buildings or structures now or hereafter erected on such Retained Land;

               (b) use or deal with the Retained Land and such buildings and premises thereon in such manner as PowerGen may in its absolute discretion think fit;

               provided that such rights shall be exercised so as to cause as little inconvenience to Generation as is reasonably practicable and any physical damage caused to the Demised Premises as a result of the exercise of such rights shall be made good to the reasonable satisfaction of Generation at the expense of the person causing the damage;

          5.   Access for Environmental Inspection

               If PowerGen or Properties is, or reasonably believes that it may be, liable under the Environmental Covenant or the Environmental Acts in respect of the Demised Premises, a right to enter the Demised Premises at reasonable times and upon reasonable notice with or without workmen, surveyors, consultants and all other persons authorised by PowerGen and/or Properties together with all necessary vehicles, plant, machinery, appliances and materials for the purpose of inspecting and the carrying out of environmental tests, surveys and reports as PowerGen or Properties shall in its absolute discretion consider appropriate whether over or under the surface of the Demised Premises and whether or not the same causes any damage to the Demised Premises PROVIDED THAT, in exercising such right, PowerGen or Properties (as appropriate) shall

               (a) make good or procure the making good of any damage so caused;

               (b) cause as little disruption and interference to the business as reasonably practicable carried on upon the Demised Premises;

               (c) comply with all reasonable regulations or instructions issued by Eastern;

               (d) ensure that adequate insurance cover against all insurable third party liability claims is maintained in respect of the works carried out under this paragraph 5;

          6.   Entry for PowerGen's Works

               The right to enter upon the Demised Premises with or without workmen and others and all necessary vehicles, plant, machinery, equipment, appliances and materials in order to carry out and complete the works referred to in paragraph 2 of Schedule 4 of the Headlease;

          7.   Emergency access

               A right of way without interference through the Demised Premises in the event of fire or other emergency;

          8.   Mines and minerals

               The mines and minerals (including for the avoidance of doubt gravel) under that part of the Demised Premises hatched black on Plan 1 (and any rights of any support for the Demised Premises provided by the same) together with all rights necessary to win and work the same PROVIDED THAT such rights shall be exercised so as to cause as little inconvenience to Generation as reasonably practicable and any damage to the surface of the Demised Premises or the buildings or erections from time to time thereon as a result of the exercise of such rights shall be made good to the reasonable satisfaction of Generation and PROVIDED FURTHER that the persons exercising these rights shall pay to Generation the cost of relocating any service conduits or roadways over under or upon the Demised Premises;

          9.   Access to sports facilities for ex-employees

               The right for ex-employees of CEGB and PowerGen and all persons authorised by PowerGen (on reasonable proof of identity and status) of vehicular access to the sports ground and sports and social facilities including the pavilion showers and training room identified on Plan 1 situated on the Demised Premises over the roads and footpaths situated on the Demised Premises;

          10.  Use of sports facilities for ex-employees

          10.1 The right for ex-employees of CEGB and PowerGen (on reasonable proof of identity and status) to enter and use the sports ground and sports and social facilities, pavilion and showers adjoining the sports field on the Demised Premises at all reasonable times during the normal hours from time to time of the sports club and in compliance with the rules and regulations from time to time of the sports and social club;

          10.2 The right for ex-employees of CEGB and PowerGen (by prior appointment and subject to the prior consent of Generation and on reasonable proof of identity and status) to use (on a non-exclusive basis) the training room located on the Demised Premises and indicated on Plan I subject to compliance with the reasonable rules and regulations of Generation of which the ex-employees of CEGB and PowerGen have prior notice;

          11.  Use of Car Park

               The right of ex-employees of CEGB and PowerGen and all persons authorised by PowerGen when using the sports facilities referred to in paragraph 10 to park vehicles in the car parking area coloured orange on Plan 1 or such alternative car parking area as shall be provided by Generation (being not materially less convenient than the existing car park coloured orange on Plan 1).

                                        Part 5

                          Documents referred to in Clause 2


          DATE               NATURE OF DOCUMENT    PARTIES

          6 December 1955    Conveyance            The Personal
                                                   Representatives of J.H.
                                                   Fox (1) Central
                                                   Electricity Authority
                                                   (2)

          21 February 1956   Conveyance            T.E. Pickin (1) Central
                                                   Electricity Authority
                                                   (2)

          31 July 1956       Conveyance            The British Transport
                                                   Commission (1) Central
                                                   Electricity Authority
                                                   (2)

          20 February 1957   Agreement by letter   British Transport
                             varying covenants     Commission (1) Central
                             in a Conveyance of    Electricity Authority
                             31 July 1956          (2)
                             1956

          31 March 1990      Lease (NGC Lease)     PowerGen(1) NGC(2)

          31 March 1990      Interface Agreement   NGC (1) PowerGen (2)
                             (Interface Agreement)

          31 March 1990      Deed of Grant         PowerGen (1) NGC (2)
                             (Wayleave)

          16 May 1972        Conveyance            CEGB (1) W. H. Strawson
                                                   (2)

          18 June 1974       Conveyance            CEGB (1) R.W. Sutton
                                                   (2)

          18 June 1974       Deed of Grant         CEGB (1) R.W. Sutton
                                                   (2)

          6 October 1972     Deed of Covenant      Mr. & Mrs. D. Owen (1)
                                                   CEGB (2)

          25 September 1979  Deed of Covenant      G.G. Nixon and D.R.
                                                   Nixon (1) CEGB (2)

          16 July 1980       Deed of Covenant      M.B. Ashton (1) CEGB
                                                   (2)

          8 March 1985       Deed of Covenant      Mrs. & Mrs. E.J.
                                                   Beckett (1) CEGB (2)

          14 June 1984       Licence               British Waterways Board
                                                   (1) CEGB (2)

          15 February 1957   Agreement             CEA (1) County Council
                                                   of the Administrative
                                                   County of Nottingham
                                                   (2)

          8 April 1958       Tenancy Agreement     CEGB (1) W.H. Strawson
                                                   (2)

          25 September 1959  Conveyance            The Queen's Most
                                                   Excellent Majesty (1)
                                                   The Crown Estate
                                                   Commissioners (2) CEGB
                                                   (3)

          3 July 1974        Tenancy Agreement     CEGB (1) W.H. Strawson
                                                   (2)

          7 June 1962        Tenancy Agreement     CEGB (1) W. Hare and
                                                   W.H. Hare (2)

          18 April 1963      Agreement for         British Waterways Board
                             construction and      (1) CEGB (2)
                             use of bridge

          29 December 1959   Agreement as to       CEGB (1) British
                             laying of cables      Transport Commission
                                                   (2)

          8 October 1956     Agreement for         British Transport
                             construction of flood Commission (1) Central
                             banks                 Electricity Authority
                                                   (2)

          2 July 1996        Transfer              PowerGen plc (1)
                                                   William Henry Shawson
                                                   (2)

                                        Part 6

                    Ash Pipeline Documents referred to in clause 2

          DATE               NATURE OF DOCUMENT    PARTIES

          24 July 1979       Deed of Grant for ash K. G. and J. Laing (1)
                             disposal pipeline     CEGB (2)

          12 September 1979  Deed of Grant for ash M. Brown and R.W.
                             disposal pipeline     Whitehead (1) CEGB (2)

          29 September 1981  Consent to            W. Scott & Sons (South
                             construction of ash   Clifton) Farmers
                             disposal pipeline     Limited (1) CEGB (2)

          10 December 1979   Deed of Grant for ash W. T. Yates and E.M.
                             disposal pipeline     Yates (1) CEGB (2)

          10 December 1979   Deed of Grant for ash Mr. and Mrs. T.E.
                             disposal pipeline     Williams (1) CEGB (2)

          20 December 1979   Deed of Grant for ash C. Coulson (1) CEGB (2)
                             disposal pipeline

          2 May 1980         Deed of Grant for ash E. Bell (1) CEGB (2)
                             disposal pipeline

          11 August 1980     Deed of Grant for ash D. D. Pennington (1)
                             disposal pipeline     CEGB (2)

          27 October 1982    Deed of Grant for ash W. Scott & Others and
                             disposal pipeline     Mortgagees (1) CEGB (2)

          27 October 1982    Deed of Grant for ash W. Scott and his
                             disposal pipeline     Mortgagees (1) CEGB (2)

          27 October 1982    Deed of Consent for   W. Scott & Sons (South
                             ash disposal pipeline Clifton Farmers)
                                                   Tenants (1) CEGB (2)

          6 October 1959     Deed of Grant for     Crown Estate
                             construction of       Commissioners (1) CEGB
                             bridge and ash        (2)
                             disposal pipeline

          20 November 1958   Deed of Grant for ash H. Staton & Mortgagees
                             disposal pipeline     (1) CEGB (2)

          27 November 1958   Deed of Grant for ash W. & W. H. Hare (1)
                             disposal pipeline     CEGB (2)

          12 May 1958        Deed of Grant for ash H. Scott (1) CEGB (2)
                             disposal pipeline

          12 May 1958        Deed of Grant for ash W. Scott & Mortgagee
                             disposal pipeline     (1) CEGB (2)

          28 May 1958        Deed of Grant for ash H.C. Grimes (1) CEGB
                             disposal pipeline     (2)

          29 May 1958        Deed of Grant for ash A. and A.W. Cooper (1)
                             disposal pipeline     CEGB (2)


                                        Part 7

                 Permits and other documents referred to in clause 2

          DATE               NATURE OF DOCUMENT    PARTIES

          22 September 1955  Section 2 Licence     Ministry of Fuel and
                                                   Power

          23 February 1966   Licence to abstract   Trent River Authority
          (as varied 31      water from River
          October 1980 and   Trent
          12 August 1986)

          21 March 1986      Consent for discharge Severn Trent Water
                             No. S34/551204 (as    Authority
                             amended)              T/69/22/193/T

          24 March 1995      Borehole Licence to   National Rivers
                             abstract water        Authority (1)
                                                   PowerGen (2)

          16 January 1980    Waste Disposal        Nottingham County
                             Licence re. ash       Council (1) CEGB (2)
                             deposit at North
                             Scarle

          7 January 1993     Waste Disposal        Nottingham County
                             Licence re ash        Council (1) CEGB (2)
                             disposal at Girton

          26 October 1994    RadioActive           Her Majesty's
                             Substances            Inspectorate
                             Registration          of Pollution (1)
                             Ref. AD3405           National Rivers
                                                   Authority (2)

          14 March 1995      Agreement for Supply  Anglian Water Services
                             of Water from         Limited (1) PowerGen
                             borehole              (2)

          14 July 1972       Licence for           British Waterways Board
                             construction of ash   (1) CEGB (2)
                             disposal pipeline
                             under canal

          7 November 1960    Agreement for supply  East Retford Rural
                             of water              District Council (1)
                                                   CEGB (2)

          26 April 1977      Licence to restore    Newark District Council
                             worked out gravel     (1) CEGB (2)
                             pit at Girton

          18 April 1963      Licence to extract    British Waterways Board
                             water and Licence     (1) CEGB (2)
                             to discharge and
                             erect bridge

          7 April 1993       IPC Authorisation     Her Majesty's
                                                   Inspectorate of
                                                   Pollution (1) National
                                                   Rivers Authority (2)

                                     SCHEDULE 2:
                                      (not used)

                                     SCHEDULE 3:
                                Generation's Covenants

          1.   Pay rent

               To pay to Properties the Rent, the Mobile Equipment Rent and other amounts payable under this Lease at the times and in manner as provided herein without any deduction, set-off or counterclaim except as aforesaid.

          2.   Pay outgoings

               To pay and discharge all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or revenue or non-recurring nature and event though of a wholly novel character) ("charges") which are now or may at any time hereafter be assessed, charged, levied or imposed upon or payable in respect of the Demised Premises or on or by any estate owner, landlord, tenant or occupier in respect thereof (except (subject to paragraphs 21(d) and 22 of this Part of this Schedule) any charges or Clawback payable by PowerGen occasioned by receipt of any sums due under the Headlease hereunder or by the ownership of, or an actual dealing (including the grant of the Headlease and this Lease) by PowerGen with, its reversionary interest in the Demised Premises or any interest immediately or mediately reversionary to this Lease) and PROVIDED THAT Generation shall only be liable hereunder to pay rates (other than water rates) for the period from 1st April 1997.

          3.   Common expenses

               Without prejudice to the generality of any other covenant by Generation, to pay on demand a fair proportion of the costs and expenses of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, roads, pavements, bridges, sewers, drains, pipes, channels, watercourses, gutters, wires, cables, boundary walls, fences, party walls, structures, open areas and other conveniences which shall at any time belong to or be used for the Demised Premises in common with other premises near or adjoining thereto.

          4.   Repair

          4.1 Subject to PowerGen's obligations under the Environmental Covenant and subject to paragraphs 4.2 and 4.3 of this Part of this Schedule and taking into account the state and condition of the Demised Premises at the date of this Lease and subject to wear and tear and use of the Demised Premises as a power station, to keep the Demised Premises safe;

          4.2 Without prejudice to the generality of, and notwithstanding paragraph 4.1 above, to comply fully with any obligation contained or referred to in any of the documents listed in Parts 5, 6 and 7 of Schedule 1 for or relating to the repair, maintenance or renewing, replacing or rebuilding of anything comprised in, or anything in, under or on, the Demised Premises;

          4.3 Subject to the provisions of Schedule 5, to keep the Strategic Spares (so far as any of the same has not been affixed to the Demised Premises during the Term) and the Mobile Equipment, so far as practicable available for use.

          5.   Conduct of Site

               Prior to the Handover Date, save as may arise as a result of using the Demised Premises in accordance with paragraph 17 of this Schedule, not to do or permit anything to be done at or on the Demised Premises as shall materially increase the actual or contingent liabilities of PowerGen pursuant to the covenant on its part contained in paragraph 6 of Schedule 4 or its obligations under Schedule 5 of the Headlease.

          6.   Yield up

               At the Termination of the Term:

               6.1 Immediately to make any payment then due to Properties pursuant to this Lease; and

               6.2 To yield up the Demised Premises (including the Mobile Equipment and the Strategic Spares so far as the same are still subsisting) unto Properties as shall be in accordance with the covenants and conditions contained in or imposed by virtue of this Lease and, unless released from compliance by Properties, to remove from the Demised Premises all tenant's and trade fixtures and fittings and Generation's furniture and effects and to remove any sign, writing or painting of the name or business of Generation and other persons from the Demised Premises.

          7.   Transfer of Licenses, etc.

               As soon as practicable after yielding up the Demised Premises to deliver up to Properties all written permissions, permits, licenses and authorisations for the operation of the Demised Premises and to use all reasonable endeavours to transfer or assign (to the extent possible and at Properties' cost and expense) to Properties or PowerGen (as the case may require) all such permissions, permits, licenses and authorisations in the name of Generation and where the consent of a third party is required for such assignment or transfer to join with PowerGen and/or Properties in the making of any necessary application therefor and to supply such assistance and information therewith as PowerGen and/or Properties shall reasonably require Provided always that Generation shall not be obliged to act as surety or guarantor or give any other form of security in relation to any such transfer or assignment.

          8.   Decommissioning and demolition

               To comply with the covenants and obligations on the part of Generation contained in Schedule 5.

          9.   Permit entry for Landlord and others

          9.1 To permit Properties and PowerGen and their servants, and other agents, their contractors and workmen and, to the extent lawfully entitled, the owner, tenants and occupiers of any adjoining or neighbouring premises and their respective servants, agents and workmen with all necessary plant, machinery, equipment, tools and appliances at all times in case of emergency and otherwise at any reasonable times on reasonable prior notice without interruption or interference and subject to such safety requirements as Generation shall reasonably require to enter upon the Demised Premises and remain thereon for such period as shall be necessary:

               (a) to examine the Demised Premises to ensure that nothing has been done or omitted which constitutes or may be or tend to be a breach or nonperformance of any of the covenants contained in this Lease or the Headlease;

               (b) to exercise any rights excepted and reserved to Properties or PowerGen or such owners, tenants and occupiers and for any other purpose properly connected with the interest of Properties or PowerGen in the Demised Premises;

               (c) to inspect the Demised Premises for all purposes connected with the operation or implementation, or the proposed implementation, of Schedule 5 to the Headlease and Schedule 5 hereof and Generation shall furnish such information for the said purposes as may reasonably be requested by PowerGen.

          9.2 To permit the persons authorised by, or referred to in, paragraph 5 of Schedule 3 to the Clawback Debenture to enter upon the Demised Premises for the purposes therein mentioned.

          10.  Remedy wants of repair and entry for Landlord on Default

               Forthwith to proceed to repair and make good all wants of repair and defects of which notice shall be given by Properties and/or PowerGen to Generation and which Generation shall be liable to repair or make good provided always that if within two months or such shorter period as is reasonable from the date of such notice Generation shall fail to commence to repair and make good the matters prescribed in such notice then it shall be lawful for PowerGen, Properties and all persons authorised by either or them with workmen, servants, agents and others with or without all necessary plant, machinery, equipment, tools and appliances to enter into and stay upon the Demised Premises and repair and make good the same at the expense of Generation (but so that Properties' right of entry or any other right or remedy of Properties under this Lease shall not thereby be prejudiced).

          11.  Notices

               As soon as practicable after receipt by Generation of any notice or communication from a competent authority affecting Properties or PowerGen's interest in the Demised Premises to give to Properties and PowerGen a copy thereof.

          12.  Statutory requirements

          12.1 Save as provided in the Environmental Covenant, at the expense of Generation to comply with all Environmental Laws, Planning Acts and the Electricity Act 1989 relating to the Demised Premises or the use thereof and to execute at its own expense any work required to be carried out in or to the Demised Premises whether such work is required to be carried out by the owner or the occupier or any other person.

          12.2 Save as provided in the Environmental Covenant, not at any time to do omit or permit on or about the Demised Premises any act or thing by reason of which Properties or PowerGen may under any such European Laws, Planning Acts and the Electricity Act 1989 incur or have imposed upon it or becoming liable to pay any levy penalty damages compensation costs charges or expenses Provided that use of the Demised Premises in accordance with paragraph 17 of this Part of this Schedule and the PowerGen Standards shall not, of itself, constitute breach of this paragraph 12.2.

          12.3 Save as provided in the Environmental Covenant, to obtain all licenses, permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any such Environmental Laws, Planning Acts and the Electricity Act 1989 in respect of any works carried out by Eastern on the Demised Premises or of any user thereof.

          13.  Alterations

               Prior to the Handover Date, if Generation make any alterations or additions in or to the Demised Premises which materially increase PowerGen's obligations pursuant to paragraph 6 of Schedule 4 and the provisions of Schedule 5 to the Headlease, then, save for alterations or additions required to comply with the provisions of paragraph 12 of this Schedule, Generation shall pay to Properties the reasonable increase in cost and expense incurred by PowerGen in complying with its said obligations.

          14.  Signs

               Prior to the Handover Date, to display at the main and other entrances to the Demised Premises appropriate signs indicating that Generation is in occupation thereof and in all relevant locations appropriate warning signs and/or other instructional notices to those persons who may, from time to time, be upon the Demised Premises.

          15.  Fire precautions

               Prior the Handover Date, at all times during the Term at the expense of Generation to comply with all recommendations (whether legally enforceable or not) from time to time of the appropriate authority in relation to fire precautions affecting the Demised Premises and to keep and maintain sufficient fire fighting and extinguishing apparatus in and about the Demised Premises installed in compliance with such recommendations and with any legal requirements and any requirements of any insurer of the Demised Premises.

          16.  Securing premises

          16.1 Prior to the Handover Date, at all times of the day or night to keep the Demised Premises fully secured against intruders, unauthorised persons, vandalism and to provide such security arrangements and systems as may be necessary to comply with any requirement of any appropriate authority (whether legally enforceable or not).

          16.2 Prior to the Handover Date, to maintain all external and security lighting in good condition and fully operational during night time working hours.

          16.3 To erect and thereafter until the Handover Date maintain in a proper state of repair and condition such boundary fencing as is required for the safe operation of the Power Station at the Demised Premises or as is required by any statutory or other body or pursuant to any statutory or other obligation.

          17.  User

          17.1 Prior to 31st March 2000 not to use those parts of the Demised Premises which are hatched pink on Plan 1 annexed to this Lease such that their use is other than an activity for which an exemption or licence is required under Sections 5 or 6 of the Electricity Act 1989 or involving the distribution of electricity in so far as it does not require a licence under Section 6 of that Act and, subject thereto, to use the Demised Premises for the purposes of electricity generation substantially from the plant and equipment comprised in the Demised Premises at the date of this Lease and for other purposes ancillary thereto.

          17.2 Prior to the Handover Date, to use all reasonable endeavours
               (a) not at any time to use the Demised Premises or any part thereof nor permit or suffer the same to be used in any way or for any purpose which may unnecessarily be a nuisance, damage or disturbance to the owners or occupiers of any premises adjoining or near the Demised Premises or the neighbourhood and (b) to use and operate the Demised Premises in such manner as engenders and fosters good relations with the communities in the locality of the Demised Premises and any representatives of such communities and, in particular, but without prejudice to the generality of the foregoing (i) to ensure that all lorries and other heavy or wide goods vehicles having access to the Demised Premises comply with all formal and informal agreements with such local communities and representatives including relating to the use of certain routes and any restrictions on the times or days at which such routes can be used, (ii) to take steps to explain or inform the local communities of any unusual operations at the Demised Premises.

               Provided always that use of the Demised Premises in accordance with paragraph 17.1 of this Schedule shall not, of itself, constitute a breach of this paragraph 17.2.

          17.3 Subject to the provisions of Schedule 5, only to use the Mobile Equipment at the Demised Premises.

          17.4 Subject to the provisions of Schedule 5, only to use the Strategic Spares at the Demised Premises or at the premises comprised within the Drakelow Lease.

          18.  Prevent encroachments

               Not knowingly to permit any owner of any property, adjoining or near the Demised Premises to acquire any rights of way, light or air or other privilege easements or make any encroachment over against out of or upon the Demised Premises.

          19.  Alienation

          19.1 Save as provided in paragraph 19.2 of this Schedule, in relation to the whole or any part of those parts of the Demised Premises hatched pink on Plan 1 annexed to this Lease, on or before 1st April 2000, not to assign, transfer, underlease, charge, share occupation or part with or share possession, declare trusts over or otherwise deal with the same in any way whatsoever.

          19.2 Not to assign the whole or any part of the Demised Premises save to a member of Eastern's Group (as such expression is used in the Agreement for Lease) without first obtaining from the assignee a covenant by deed with Properties and PowerGen to pay the rents and other amounts payable hereunder and to observe and perform all the covenants on the part of Generation and the condition as to user set out in paragraph 2 of Schedule 6 in such form as Properties and PowerGen shall reasonably determine having regard, in particular, to PowerGen's obligations and liabilities pursuant to the Clawback Debenture.

          19.3 Within one month of every assignment, transfer, underlease or charge affecting the Demised Premises or any devolution of the estate of Generation therein or this Lease, to give notice in writing with particulars thereof to Properties and PowerGen and produce such assignment, transfer, underlease or charge or the Probate of the Will or Letters of Administration or other instrument, document, or evidence of such devolution or surrender or sharing with a certified copy thereof and in every case to pay to PowerGen a reasonable registration fee of not less than pound sterling
               25.00 plus Value Added Tax thereon.

          20.  Costs

               To pay:

               (a) all legal costs and other professional fees and disbursements incurred by Properties and PowerGen and the costs and expenses of its duly authorised representatives in connection with or incidental to every application made by Generation for a consent or licence (whether the same be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn);

               (b) all expenses including solicitors' costs and surveyors' fees incurred by Properties and/or PowerGen in contemplation of or incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or of proceedings under Sections 146 and 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court;

               (c) all expenses including solicitors' costs, surveyors' fees and bailiffs' costs and commission incurred by Properties and PowerGen in connection with and incidental to any breach, non-performance or non-observance of any of the covenants on the part of Generation and the conditions contained in this Lease or in contemplation of the enforcement thereof including (but without prejudice to the generality of the foregoing) the service of all notices relating to and schedules recording dilapidation and wants of repair to the Demised Premises or of any negotiations in respect thereof;

               (d) all Value Added Tax incurred by Properties and/or PowerGen on or included in any amount reimbursable by Generation to Properties under this Lease.

          21.  Value Added Tax

               Where any payment due under or by virtue of this Lease or the grant of it is a payment on which Value Added Tax is or may be chargeable (by reason of an election of PowerGen or otherwise) to pay the amount of such tax in respect of the payment at the rate applicable to that payment.

          22.  Ash and Waste Products Disposal Contracts and Railway
               Agreements

               Without prejudice to PowerGen's obligations contained in the Agreement for Lease to use its reasonable endeavors to enter into such agreements for the disposal of ash and all other Waste and such agreements relating to the position, use and operation of the railway sidings and any ancillary structures and equipment serving the Demised Premises from time to time as are necessary (in Generation's reasonable opinion) for the safe and proper operation of the Power Station comprised within the Demised Premises PROVIDED THAT nothing contained in this paragraph shall require Generation to enter into any such agreements which would constitute renewals of agreements having expired prior to Completion or new agreements in respect of which no agreement was in place prior to Completion.

          23.  Comply with title matters

          23.1 To perform and observe all the covenants, conditions and provisions contained or referred to in the documents referred to in Parts 5, 6 and 7 of Schedule 1 so far as the same relate to the Demised Premises and are still subsisting and capable of being enforced.

          23.2 To perform and observe all the covenants and conditions affecting the Demised Premises on the part of the Landlord to be observed and performed contained in the Headlease (except the covenants to pay the Premium (as defined in the Headlease) and the rents payable thereunder).

          23.3 Without prejudice to the generality of paragraph 23.1 above, to permit NGC having an interest or right in relation to any part of the Demised Premises (whether directly or as part of the Estate) to exercise all rights pursuant to:

                 (i)     the NGC Lease;

                (ii)     the Interface Agreement; and

               (iii)     the Wayleave.

          24.  Handover

               On the Handover Date Generation shall give Properties and PowerGen possession of so much of the Demised Premises as may be required to enable PowerGen to comply with its obligations set out in Schedule 5 to the Headlease.


                                     SCHEDULE 4:

                                Properties' Covenants

          1.   Quiet enjoyment

               Generation paying the Rent and other rents and charges payable under this Lease and performing and observing the several covenants and stipulations on the part of Generation contained in this Lease may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by Properties or any person rightfully claiming under or in trust for it or by title paramount.

          2.   Contribution to Expenses

               Without prejudice to the generality of any other covenant or obligation by PowerGen, to pay on demand (to Generation or such other third party as shall be relevant) a fair proportion of the costs and expenses of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, road, pavements, bridges, sewers, drains, pipes, channels, water courses, gutters, wires, cables, boundary walls, fences, party walls, structures, open areas and other conveniences (including for the avoidance of doubt, the inlet culvert referred to in paragraph 4 of Part 3 of Schedule 1) which shall at any time belong to or be used for the Retained Land in common with the Demised Premises or other premises near or adjoining thereto.

          3.   Performance of the Headlease

               To pay the Premium (as defined in the Headlease) and rents reserved by the Headlease and to perform so far as Generation is not liable for such performance under the terms of this Lease the covenants and conditions on the part of the lessee contained in the Headlease.

          4.   PowerGen's consent

               To take all reasonable steps to obtain the consent of PowerGen wherever Generation makes application for any consent required under this Lease where the consent of both Properties and PowerGen is needed by virtue of this Lease and the Headlease.

          5.   Enforce the Headlease

               At the request of Generation to take all reasonable steps to enforce the covenants on the part of PowerGen contained in the Headlease.

          6.   Contribution to Expenses

               Without prejudice to the generality of any other covenant or obligation by Properties, to pay on demand (to Generation or PowerGen or such other third party as shall be relevant) a fair proportion of the costs and expenses of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, roads, pavements, bridges, sewers, drains, pipes, channels, watercourses, gutters, wires, cables, boundary walls, fences, party walls, structures, open areas and other conveniences.


                                     SCHEDULE 5:

                             Decommissioning Arrangements

          1. When Generation has ceased using the Demised Premises for the purpose of generating electricity, it may give Properties and PowerGen notice of its intention to require Properties to enforce PowerGen's covenant to carry out its obligations under Schedule 5 of the Headlease pursuant to Clause 6 of Schedule 4 of the Headlease.

          2. Prior to the Handover Date, Generation shall ensure that all the electrical connections and all electrical equipment comprised within the Demised Premises and, to the extent that it is comprised within the Demised Premises, the electrical plant and equipment within the NGC substation adjoining the Demised Premises are made electrically and mechanically safe. Generation shall comply with any obligation of NGC in relation thereto.

          3. Prior to the Handover Date, Generation shall ensure that all contracts relating to the operation and maintenance of the Power Station (save for those relating to the security thereof) are terminated and that all contractors and contractors equipment have left the Demised Premises.

          4. At the Handover Date, such of the Strategic Spares as shall then be in existence and all of the Mobile Equipment will be returned to Properties (or if Properties so requires) PowerGen for its own absolute use and thereafter such items shall cease to be part of the Demised Premises.


                                     SCHEDULE 6:

                         Provisos Agreements and Declarations

          1.   Forfeiture

               This Lease is made on the express condition that if and whenever there shall be a breach, non-performance or non-observance of the covenant contained in paragraph 17.1 of
               Schedule 3 then Properties or its agents may at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry arising under this Lease re-enter upon the Demised Premises or any part thereof in the name of the whole of the Demised Premises whereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to Properties in respect of payment of the rent or other breach or non-performance or non-observance of any condition covenant or agreements on the part of Generation contained in this Lease or otherwise Provided always that if PowerGen gives notice to Properties prior to exercising its rights pursuant to this paragraph, Properties shall give to Generation a copy of such notice as soon as practicable following receipt.

          2.   Notices

               All notices to be given under this Lease shall be in writing and Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all such notices and in case of any notice to be served on Generation such notice shall also be duly served if left at the Demised Premises or sent to the last known address of Generation.

          3.   L & T A compensation exclusion

               Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither Generation nor any assignee or underlessee (whether immediate or derivative) of the Term or of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under Section 37 of such Act or under any corresponding provisions in any Act amending or replacing the same.

          4.   Interest on unpaid rents and other moneys

               If the Rent or any other amounts payable hereunder shall not be paid to Properties within seven days of the due date for payment thereof then Generation shall pay to Properties with any such sums (but without prejudice to all or any other rights or remedies of Properties under this Lease) interest thereon at the Prescribed Rate calculated on a day-to-day basis (and compounded with rests on the Rent Days) from the date on which the same became due and payable or (if earlier) the date of expenditure by Properties down to the date of payment or reimbursement by Generation (and as well after as before any judgment).

          6.   Non-acquisition of easements

               Except as expressly herein provided Generation shall not by implication of law or otherwise be entitled to any estate or any right privilege or easement whatsoever nor shall Generation by virtue or in respect of the Demised Premises or this Lease be deemed to have acquired or be entitled nor shall it during the Term acquire or become entitled by length of enjoyment prescription or any other means to any such estate right privilege or easement.

          7.   Rent acceptance when breach exists

               No demand for or acceptance or receipt of the Rent or any other rents or any payment on account thereof shall operate as a waiver by Properties of any right which Properties may have to forfeit this Lease or re-enter the Demised Premises by reason of any breach of covenant by Generation or otherwise notwithstanding that Properties may know or be deemed to know of such at the time of demand, acceptance or receipt.

          8.   Disputes

               In the event of any dispute or difference between the parties touching or concerning any matter or thing arising out of this Lease or as to the rights, duties or obligations of the parties hereunder, such dispute or difference shall be referred to some independent and fit person to be nominated by the President for the time being of the Royal Institution of Chartered Surveyors (save in the case of any dispute or difference relating to the construction of this Lease when such nomination shall be made by the President for the time being of the Law Society) on the application of either party and the decision of such nominee shall be final and binding on the parties Provided that in every case the nominee appointed shall be entitled to act as an expert and not as an arbitrator in any case where he expresses his willingness so to act and neither party objects to him so acting within twenty-one days of his statement that he is willing to do so and (subject to the foregoing) the provisions of the Arbitration Acts 1950-1979 shall apply.

          9.   Liability for Indirect Damage

               Neither party shall be liable to the other for any loss of profit, loss of use, loss of production, loss of contracts or for any other indirect or consequential damage that may be suffered by the other.

          10.  Jurisdiction

               The High Court of Justice in England shall have non-exclusive jurisdiction to entertain any action or proceedings whatsoever in respect of this Lease or any provision thereof or any matter or thing arising under or by virtue or consequent upon this Lease.

                                      SCHEDULE 7

                                        Part 1
                                   Mobile Equipment

               Asset               Description              Identification No:

               Terrex TS40         Coal Scraper/Loader

               Terrex TS40         Coal Scraper/Loader

               Terrex TS40         Coal Scraper/Loader

               Terrex TS40         Coal Scraper/Loader

               JCB 418             Bulldozer

               JCB 807 B           Bulldozer

               JCB 807 C           Bulldozer

               JCB 8230            Bulldozer

               Barclay Diesel Shunter


                                        Part 2
                                   Strategic Spares

               Description                   Location

               Hydrogen Blower

               HP Rotor

               Alternator Rotor

               Main Steam Chest

               Extraction Pump plus associated items

               Cooling Water Pump

                                      SCHEDULE 8

          1.1 In this Schedule "review date" means the expiration of the eighth year of the Term and every fifth year thereafter and `review period' means the period starting with any review date up to the next review date or starting with the last review date up to the end of the said Term.

          1.2 Properties may by giving to Generation prior written notice elect to review of the yearly rent payable hereunder on any review date. The yearly rent shall be:

               (A) until the first review date the yearly rent of thirty-one million two hundred and fifty thousand pounds (pound sterling 31,250,000) payable under clause 2; and

               (B) during each successive review period such revised rent as may be ascertained as herein provided subject only to the provisions of clause 1.4(E) of this Schedule.

          1.3 Such revised rent for any review period may be agreed at any time between the Properties and Generation or (in the absence of agreement) determined not earlier than the relevant review date by an arbitrator such arbitrator to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of Properties or Generation made not earlier than six months before the relevant review date but not later than the end of the relevant review period and so that in the case of such arbitration the revised rent to be awarded by the arbitrator shall be such as he shall decide is the yearly rent at which the Demised Premises might reasonably be expected to be let at the relevant review date:

               (A)  On the following assumptions at that date:

                    (i)  that the Demised Premises:

                         (a)  are available to let on the open market
                              without a fine or premium with vacant
                              possession by a willing landlord to a willing tenant for the residue then unexpired of the term of this lease;

                         (b) are to be let subject to the terms of this Lease (other than the amount of the rent hereby reserved but including the provisions for review of that rent);

               (B) But disregarding any increase in rental value of the Demised Premises attributable to the existence at the relevant review date of any improvement to the Demised Premises or any part thereof carried out with consent where required otherwise than in pursuance of an obligation to Properties or its predecessors in title except obligations requiring compliance with statutes or directions of local authorities or other bodies exercising powers under statute or Royal Charter either
                    (a) by Generation its sub-tenants or their respective predecessors in title during the term or during any period of occupation prior thereto arising out of an agreement to grant such term or (b) by any tenant or sub-tenant of the Demised Premises before the commencement of the Term so long as the Properties or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Demised Premises.

          1.4 It is hereby further provided in relation to the ascertainment and payment of revised rent as follows:

               (A) The arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force with the further provision that if the arbitrator nominated pursuant to sub-clause 1.3 hereof shall die or decline to act as the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf may on the application of either the Properties or Generation by writing discharge the arbitrator and appoint another in his place.

               (B) When the amount of any rent to be ascertained or payable as herein provided shall have been so ascertained or payable a memoranda thereof shall thereupon be signed by or on behalf of Properties and Generation and annexed to this lease and counterpart thereof and the parties shall bear their own costs in respect thereof.

               (C)  (i)  If the revised rent payable on and from any review date has not been agreed by that review date rent shall continue to be payable at the rate previously payable and forthwith upon the revised rent being ascertained:

                         (a)  Generation shall pay to Properties any
                              shortfall between the rent and the revised rent payable up to and on the preceding quarter day together with interest on any shortfall at the seven-day deposit rate of National Westminster Bank plc such interest to be calculated on a day-to-day basis from the relevant review date on which it would have been payable if the revised rent had then been ascertained to the date of actual payment of any shortfall; and

                         (b) Properties shall pay to Generation any excess between the rent and the revised rent payable up to and on the preceding quarter day together with interest in any excess at the seven day deposit rate of National Westminster Bank PLC on the same basis as in subparagraph (a) of this present sub-clause
                              (C) (i).

                    (ii) For the purposes of this proviso the revised rent
                         shall be deemed to have been ascertained on the date when the same has been agreed between Properties and Generation or as the case may be the date of the award of the arbitrator.

               (D) If either Properties or Generation shall fail to pay any costs awarded against it in an arbitration under the provisions hereof within twenty-one days of the same being demanded by the arbitrator the other shall be entitled to pay the same and the amount so paid shall be repaid by the party chargeable on demand.

               (E) If the Handover Date shall fall at any time on or after the tenth anniversary of the Term the rent payable hereunder shall from the Handover Date become five hundred pounds (pound sterling 500) per annum unless and until otherwise reviewed on the next or any subsequent review date.


          EXECUTED as a DEED     )
          under the COMMON SEAL  )
          of EASTERN MERCHANT    )
          PROPERTIES LIMITED     )
          in the presence of:    )

                              Authorised Signatory




          EXECUTED as a DEED     )
          under the COMMON SEAL  )
          of EASTERN MERCHANT    )
          GENERATION LIMITED     )
          in the presence of:    )

                              Authorised Signatory